Exhibit 10.49













                               CONSENT TO ASSIGNMENT


                  THIS CONSENT TO ASSIGNMENT (this "Consent"), dated as of August 1, 1995, is executed by SOUTHERN ELECTRIC INTERNATIONAL, INC., a Delaware corporation (the "Consenting Party"), MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), and BANKERS TRUST (OF DELAWARE), a Delaware banking corporation, as Collateral Agent for the Senior Secured Parties (as hereinafter defined) (the "Collateral Agent").

                                               W I T N E S S E T H:

                  WHEREAS, the Company, Mobile Energy Services Holdings, Inc. (formerly known as Mobile Energy Services Company, Inc.), an Alabama corporation ("Mobile Energy"), and First Union National Bank of Georgia, as trustee (in such capacity, the "Indenture Trustee"), have entered into a Trust Indenture dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Indenture"), pursuant to which the Company (i)is issuing its First Mortgage Bonds, the proceeds of which will be used to (among other things) repay to The Southern Company a portion of the amounts advanced to pay certain costs associated with the acquisition of the energy and black liquor recovery complex located at an integrated pulp, paper and tissue manufacturing facility in Mobile, Alabama (together with the related real property rights and other related assets of the Company, the "Energy Complex") and (ii) may, from time to time, issue additional Senior Debt (as defined in the Indenture);

                  WHEREAS, the Company, Mobile Energy and The Industrial Development Board of the City of Mobile, Alabama (the "IDB") have entered into an Amended and Restated Lease and Agreement dated as of August 1, 1995 with respect to a portion of the Energy Complex relating to the IDB's Solid Waste Revenue Refunding Bonds (Mobile Energy Services Company, L.L.C. Project), Series 1995, to be issued for the benefit of the Company pursuant to an Amended and Restated Trust Indenture dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Tax-Exempt Indenture") between the IDB and First Union National Bank of Georgia, as trustee (in such capacity, the "Tax-Exempt Trustee"). The proceeds of the Tax-Exempt Bonds will be used to refinance certain outstanding tax-exempt bonds and to pay for certain other costs. The Company may cause the IDB to issue, from time to time, additional Senior Debt under the Tax-Exempt Indenture;


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                  WHEREAS, the Company and Banque Paribas (together with any lender that is or becomes a provider of the Working Capital Facility (as hereinafter defined), the "Working Capital Facility Provider" and, together with the Indenture Trustee and the Tax-Exempt Trustee, the "Senior Secured Parties") have entered into a Revolving Credit Facility dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified and, together with any replacement working capital facility, the "Working Capital Facility"), borrowings under which will be used from time to time to finance certain working capital requirements of the Company;

                  WHEREAS, the Consenting Party and Mobile Energy have entered into a Facility Operations and Maintenance Agreement dated as of December 12, 1994 (as the same may be amended, supplemented, waived or otherwise modified, the "Contract");

                  WHEREAS, pursuant to an Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement dated as of July 14, 1995 between Mobile Energy and the Company, Mobile Energy has assigned to the Company, and the Company has assumed, all of Mobile Energy's rights and obligations under the Contract (the "Omnibus Transfer");

                  WHEREAS, the Collateral Agent has been granted a security interest in the Contract and the Energy Complex for the benefit of the Senior Secured Parties pursuant to an Assignment and Security Agreement dated as of August 1, 1995 between the Collateral Agent and the Company and a Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits dated as of August 1, 1995 between the Collateral Agent and the Company; and

                  WHEREAS, the Collateral Agent, the Senior Secured Parties, the IDB, the Company and Mobile Energy have entered into a Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 (as the same may be amended, supplemented, waived or otherwise modified, the "Intercreditor Agreement").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows (except as otherwise expressly provided in this Consent to Assignment or unless the context otherwise required, all terms used herein having the meanings set forth in Appendix A to the Intercreditor Agreement).

                  1. Consent to Assignment. The Consenting Party hereby irrevocably consents to the assignment of the Contract by Mobile Energy to the Company and the Company's assignment of the Contract to the Collateral Agent as security; and the Consenting Party shall, at the Collateral Agent's request in the exercise of its rights as Collateral Agent, continue performance under the

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Contract in accordance with its terms and the terms of this Consent to
Assignment.

                  2. No Defaults. The Consenting Party represents and warrants to, and agrees with, the Collateral Agent that (a) the Consenting Party shall perform and comply with all material terms and provisions of the Contract applicable to it, (b) the Contract is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written, (c) other than by entering into subcontracts in the ordinary course of business, the Consenting Party has not assigned, transferred or hypothecated any of its right, title and interest in and to the Contract or any interest therein, (d) the Consenting Party has no knowledge of any default by the Company or Mobile Energy in any respect in the performance of any provision of the Contract or of any existing claims or rights of set-off by the Consenting Party or any of its affiliates against the Company or Mobile Energy, (e) each of the Company and Mobile Energy has fulfilled all of its material obligations under the Contract required to be performed on or prior to the date hereof and there are no material breaches or unsatisfied conditions presently existing (or that, with the giving of notice or the passage of time or both, would exist) or that would result from the consummation of any transaction contemplated by the Contract or this Consent to Assignment to take place on the date hereof that would allow the Consenting Party to terminate this Consent to Assignment or the Contract, (f) to the best knowledge of the Consenting Party, none of the Company's or Mobile Energy's rights under the Contract has been waived, (g) the assignment by Mobile Energy of the Contract to the Company did not, and the security assignment of the Contract by the Company to the Collateral Agent, and the acknowledgment of and consent to such assignments by the Consenting Party, will not, cause or constitute a default under the Contract or an event or condition that, with the giving of notice or the passage of time or both, would constitute a default under the Contract and (h) a foreclosure or other exercise of remedies under the Financing Documents (as defined in the Indenture) or any sale thereunder by the Collateral Agent or any of its designees or assignees, whether by judicial proceedings or under any power of sale contained therein, or any conveyance from the Company or the Collateral Agent or any such designee or assignee, in lieu thereof, shall not cause or constitute a default under the Contract or an event or condition that, with the giving of notice or the passage of time or both, would constitute a default under the Contract.

                  3. Notice of Termination, Transfer, Etc.. (a) The Consenting Party will not, without the prior written consent of the Collateral Agent, (i) cancel, suspend or terminate the Contract, except as provided in the Contract and in accordance with Section 3(b) hereof, or consent to or accept any cancellation, suspension or termination thereof by the Company
(other than upon the stated expiration of the term of the Contract), (ii) sell, assign or otherwise dispose of (by

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operation of law or otherwise) any part of its interest in the Contract, other than by entering into subcontracts in the ordinary course of business, (iii) amend or modify the Contract in any respect that may reasonably be expected to have a material adverse effect on the Company's rights or obligations or (iv) claim prevention of or interference with performance of its obligations under the Contract, except as otherwise set forth in Section 3(b). The Consenting Party agrees to deliver duplicates or copies of all (i) notices of default delivered by the Consenting Party under or pursuant to the Contract to the Collateral Agent promptly upon delivery thereof to the Company (and the Consenting Party agrees that no such notice of default shall be effective until received by the Collateral Agent) and (ii) amendments to the Contract (and the Consenting Party agrees that no such amendment shall be effective until received by the Collateral Agent).

                  (b) The Consenting Party will not exercise any right it may have under the Contract, at law or in equity, to cancel, suspend or terminate the Contract (other than upon the stated expiration of the term of the Contract or at the option of the Consenting Party on six (6) months notice pursuant to
Section 8.2 of the Contract) or any of its obligations thereunder on account of any default, breach or other act or omission of the Company thereunder without
(i) in the case of a default by the Company that is the failure by the Company to pay amounts to the Consenting Party that are due and payable under the Contract, first providing to the Collateral Agent written notice of such default, breach or other act or omission and the greater of (A) the cure period specified in such Contract and (B) ninety (90) days from the date such notice is received by the Collateral Agent to pay such amounts (provided that, notwithstanding the foregoing, the Consenting Party may suspend performance under the Contract within thirty (30) days) and (ii) in the case of a default, breach or other act or omission that cannot be cured by the payment of money to the Consenting Party, first providing to the Collateral Agent written notice of such default, breach or other act or omission and the greater of (A) the cure period specified in such Contract and (B) one hundred eighty (180) days from the date such notice is received by the Collateral Agent to cure such breach or default so long as the Collateral Agent or its designee shall have commenced to cure such breach, default or other act or omission within ninety (90) days and thereafter diligently pursues such cure to completion or, with respect to any default, breach or other act or omission that is not susceptible of being cured by the Collateral Agent, to rectify, to the Consenting Party's reasonable satisfaction, the effect on the Consenting Party thereof within one hundred eighty (180) days from the date such notice is received by the Collateral Agent. If possession of the Energy Complex (by way of foreclosure proceedings or otherwise) is necessary to cure such breach, default or other act or omission, the Collateral Agent or its successor, transferee or assignee will be allowed a reasonable additional period to complete such proceedings or otherwise

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accomplish such possession, provided that in no event shall such additional period exceed ninety (90) days and provided that the Collateral Agent or its successor, transferee or assignee proceeds diligently throughout such additional period to accomplish such possession.

                  If the Collateral Agent or its successor, transferee or assignee is prohibited by any court order or bankruptcy or insolvency proceedings from curing the default, breach or other act or omission or from commencing or prosecuting foreclosure proceedings, the foregoing time periods shall be extended by the period of such prohibition. The Consenting Party consents to the transfer of the Company's interest under the Contract to the Collateral Agent for the benefit of the Senior Secured Parties or a purchaser or grantee at a foreclosure sale by judicial or nonjudicial foreclosure and sale or by a conveyance by the Company in lieu of foreclosure and agrees that, upon such foreclosure, sale or conveyance, the Consenting Party shall recognize the Collateral Agent or such other purchaser or grantee as the applicable party under the Contract so transferred, provided that the Collateral Agent or such purchaser or grantee assumes the obligations of the Company under such Contract.

                  The notice specified in this Section 3(b) shall be in writing and shall be addressed to the Collateral Agent as set forth below or to such other address as the Collateral Agent may have specified by written notice delivered in accordance herewith. Such notice shall be effective (a) if by telecopier, when transmitted to the telecopier number specified herein and received at such number, (b) if by registered or certified mail, postage prepaid, return receipt requested, on the third business day after delivered to a United States post office and a receipt therefor is issued thereby or (c) if by any other means, when delivered to the specified address:

                  Bankers Trust (Delaware)
                  c/o Bankers Trust Company
                  Four Albany Street, 4th Floor
                  New York, New York 10006
                  Attention:  Corporate Trust and Agency Group

                  Telecopier No.:  212-250-6961

Failure of the Consenting Party to provide such notice to the Collateral Agent shall not constitute a breach of this Consent to Assignment, and the Collateral Agent agrees that the Consenting Party shall have no liability to the Collateral Agent for such failure whatsoever; provided, however, that no cancellation, suspension or termination (other than upon the stated expiration of the term of the Contract) of the Contract by the Consenting Party, or of any of the Consenting Party's obligations thereunder by the Consenting Party, shall be binding upon the Collateral Agent without such notice and the expiration of the applicable cure period set forth in this Section 3(b).

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                  4. No Previous Assignment. Except for the Omnibus Transfer
above and for the assignment contemplated by this Consent to Assignment, the Consenting Party represents and warrants to the Collateral Agent that it has no actual notice of any assignment of the Contract and that it has not previously consented to any assignment, transfer or hypothecation of the Contract or any interest therein by the Company, other than subcontracts entered into in the ordinary course of business.

                  5. Payments to Revenue Account. The Consenting Party hereby agrees that, until the Collateral Agent has given the Consenting Party written notice that the obligations secured by the Contract have been paid, observed and satisfied in full, all payments to be made by the Consenting Party pursuant to the terms of the Contract shall be made directly to the Collateral Agent, c/o Bankers Trust Company, for deposit into the Revenue Account established and created under the Intercreditor Agreement (Account No. 15351), at Bankers Trust Company, Four Albany Street, New York, New York 10006, or to such other person or at such other address as the Collateral Agent may from time to time specify in writing to the Consenting Party. By executing this Consent to Assignment, the Company hereby directs the Consenting Party to make all payments due to the Company under the Contract directly to the Collateral Agent, c/o Bankers Trust Company, or such other person as provided for above until the Consenting Party has received the notice referred to in the first sentence of this Section 5.

                  6.  Protection of Collateral Agent.  In the event that
(a) either (i) the Company's interest in the Energy Complex shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by the Collateral Agent or pursuant to judicial proceedings or (ii) the Company rejects the Contract under the Federal Bankruptcy Code, or other similar
Federal or state statute, and such rejection is approved by the appropriate bankruptcy court or is otherwise effective pursuant to such statute and (b) in either case (i) all funds payable under the Contract shall be paid to the Consenting Party, (ii) the Collateral Agent shall have cured any material default or breach by the Company under the Contract that is susceptible of being corrected by the Collateral Agent or by a purchaser at any judicial or non-judicial sale, (iii) the Contract shall have been terminated pursuant to the terms thereof by reason of a default or a rejection in bankruptcy under the Federal Bankruptcy Code, or other similar Federal or state statute, and (iv) the effect upon the Consenting Party of any default not susceptible of being corrected shall have been rectified, to the Consenting Party's reasonable satisfaction, then the Consenting Party shall, within fifteen (15) days after receipt of written request therefor, execute and deliver to the Collateral Agent or its nominee, purchaser, assignee or transferee (as the case may be) an agreement containing the same terms (including with respect to termination by the Consenting Party) as the Contract so terminated for the remainder of the term thereof. References in

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this Consent to Assignment to "Contract" shall be deemed also to refer to such new agreements.

                  7. Acknowledgment of the Collateral Agent's Obligations and Rights. None of the Collateral Agent, the Senior Secured Parties or the IDB has any obligation hereunder to extend credit to the Consenting Party or any contractor of the Consenting Party at any time for any purpose. None of the Collateral Agent, the Senior Secured Parties or the IDB shall have any obligation to the Consenting Party under the Contract unless and until such time as it succeeds to the interests of the Company under such Contract. It is expressly understood and agreed by the parties hereto that this Consent has been executed by Bankers Trust (Delaware), not in its individual capacity, but solely as Collateral Agent hereunder in the exercise of the power and authority conferred and vested in it, and nothing contained herein shall be construed as creating any liability on Bankers Trust (Delaware), individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto.


                  8. Exercise of Remedies by the Collateral Agent. Upon delivery of written notice by the Collateral Agent to the Consenting Party that the Collateral Agent or any of its designees or assignees (as the case may be) expressly elects to assume the obligations of the Company under the Contract, the Collateral Agent or any of its designees or assignees shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under such Contract and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under such Contract.

                  9. The Company Not to Cause Breach. The Company hereby irrevocably waives any rights that it may have, including those arising under the Contract, to seek to compel the Consenting Party to act in a manner inconsistent with this Consent to Assignment while this Consent to Assignment is in effect.

                  10. Subordination of Certain Claims; Indemnification. (a) Notwithstanding anything herein or in the Contract to the contrary, the Consenting Party hereby agrees that any claims of the Consenting Party for indemnification, reimbursement or otherwise (whether or not based on the Contract), insofar as such claims arise out of, are based upon or relate to (i) the Notice of Charge of Discrimination (Charge No. 130952216) of the Equal Employment Opportunity Commission heretofore delivered to the Consenting Party or (ii) any other losses, claims, damages or liabilities (or actions in respect thereof) of any Person, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or

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relate to conduct that is or is alleged to be part of a pattern of activity similar to that alleged by or in the Notice of Charge of Discrimination referred to above, in each case, whether heretofore or hereafter arising (each of such losses, claims, damages and liabilities specified in clauses (i) and (ii), a "Specified Claim"), shall constitute or shall be deemed to constitute Subordinated Fees under the Financing Documents.

                  (b) Notwithstanding anything herein or in the Contract to the contrary, the Consenting Party hereby agrees to indemnify and hold harmless the Mobile Energy Parties, the Senior Secured Parties and the Collateral Agent against any losses, claims, damages or liabilities, joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or relate to any Specified Claim.

                  11. Representations. The Consenting Party represents and warrants to the Company and the Collateral Agent as follows:

                  (a) The Consenting Party is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Alabama.

                  (b) The Consenting Party has the necessary corporate power and corporate authority to execute, deliver and perform the Contract and this Consent to Assignment; the execution and delivery by the Consenting Party of the Contract and this Consent to Assignment and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and do not and will not
         (i) require any consent or approval of the Consenting Party's board of directors and shareholders, except for those consents and approvals that have been duly obtained and are in full force and effect, (ii) violate any provision of the certificate of incorporation and by-laws of the Consenting Party or any provision of any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party,
         (iii) result in a breach of or constitute a default under any indenture, loan agreement, credit agreement or any other agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature now owned or hereafter acquired by the Consenting Party; and the Consenting Party is not in violation, breach or default of any provision of the certificate of incorporation and bylaws of the Consenting Party or any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party or any agreement referred to above in clause (iii) of this Section

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         10(b), which violation could have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or the Contract.

                  (c) Each of the Contract and this Consent to Assignment has been duly executed and delivered and constitutes a valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or in law).

                  (d) No consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of the Contract or this Consent to Assignment or the performance by the Consenting Party of its obligations thereunder or hereunder; and the Consenting Party has obtained all permits, licenses, approvals, consents, authorizations and exemptions with respect to the performance of its obligations under the Contract and this Consent to Assignment required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

                  (e) The Consenting Party is not in default with respect to the Contract and has no knowledge, as of the date hereof, of any claims or, except as otherwise set forth in the Contract, rights of set-off by the Consenting Party or by any of its affiliates against the Company. The Consenting Party will not exercise any right of set-off it may have against the Company or Mobile Energy under the Contract other than with respect to matters arising under such Contract.

                  (f) There are no proceedings pending or, to the best of the Consenting Party's knowledge after due inquiry, threatened against or affecting the Consenting Party in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of the Consenting Party) that may result in a material adverse effect on the property, business, prospects or financial condition of the Consenting Party or on the ability of the Consenting Party to perform its obligations under, or that purports to affect the legality, validity or enforceability of, the Contract or this Consent to Assignment; and the Consenting Party is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal that may result in a material adverse effect on the

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         Consenting Party's ability to perform its obligations under this
         Consent to Assignment or the Contract.

                  12. Binding Upon Successors. All agreements, covenants, conditions, representations and warranties in this Consent to Assignment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of each of the parties hereto.

                  13. Captions. The captions or headings at the beginning of each Section hereof are for convenience only and shall not affect the construction hereof.

                  14. Governing Law. THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS CONSENT TO ASSIGNMENT SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH
SECTION 5-1401).

                  15. Amendment. This Consent to Assignment may be modified, amended or rescinded only by a writing expressly referring to this Consent to Assignment and signed by all of the parties hereto.

                  16. Severability. Any provision of this Consent to Assignment that may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Termination. This Consent to Assignment shall be deemed to be terminated and of no further force and effect at the earlier of (a) payment in full of all Secured Obligations (as defined in the Intercreditor Agreement) and (b) termination of the Contract in accordance with the provisions of Section 3(b).

                  18. Counterparts. This Consent to Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, each of the Consenting Party, the
Collateral Agent and the Company have duly executed this Consent to Assignment as of the date first above written.

                        SOUTHERN ELECTRIC INTERNATIONAL, INC.
                          a Delaware corporation,
                          as the Consenting Party


                        By:     /s/
                           Name: S. Marce Fuller
                           Title:Vice President


                        BANKERS TRUST (DELAWARE),
                                 a Delaware banking corporation, as
                                 the Collateral Agent


                        By:     /s/
                           Name:James H. Stallkamp
                           Title:President


                        MOBILE ENERGY SERVICES COMPANY,
                          L.L.C., an Alabama limited
                          liability company, as the Company


                        By:     /s/
                           Name: Christopher J. Kysar
                           Title: Vice President


Acknowledged and Agreed:

MOBILE ENERGY SERVICES
  HOLDINGS, INC.,
  an Alabama corporation


By:      /s/
   Name: Christopher J. Kysar
   Title: Vice President